EXHIBIT 32

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

I, Paul D. Hamm, the Chief Executive Officer and acting as Chief Financial Officer of Integrated Media Holdings, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Integrated Media Holdings, Inc. on Form 10-QSB for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Integrated Media Holdings, Inc.

Date: November 16, 2007	/s/ Paul D. Hamm
Paul D. Hamm, Chief Executive Officer and Chief Financial Officer